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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in American General Corporation's ("AGC") Registration Statement on Form S-8 pertaining to the American General Corporation Employee Stock Purchase Plan of our report dated February 26, 1998, with respect to the consolidated financial statements of AGC included in its Annual Report on Form 10-K for the year ended December 31, 1997, and our report dated March 26, 1998, with respect to the related financial statement schedules of AGC included therein, all filed with the Securities and Exchange Commission.


                                                         ERNST & YOUNG LLP


Houston, Texas
May 5, 1998